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                                                                    EXHIBIT 32.1


                     APACHE OFFSHORE INVESTMENT PARTNERSHIP
                     BY APACHE CORPORATION, GENERAL PARTNER

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER



         I, G. Steven Farris, certify that the Quarterly Report of Apache Offshore Investment Partnership on Form 10-Q for the quarterly period ending June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.



/s/ G. Steven Farris
--------------------------------------------
By:     G. Steven Farris
Title:  President, Chief Executive Officer
        and Chief Operating Officer






         I, Roger B. Plank, certify that the Quarterly Report of Apache Offshore Investment Partnership on Form 10-Q for the quarterly period ending June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.



/s/ Roger B. Plank
--------------------------------------------
By:     Roger B. Plank
Title:  Executive Vice President
        and Chief Financial Officer